UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2010

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Hawk Systems, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-49864	65-1089222
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2385 NW Executive Center Drive, Suite 100

Boca Raton, FL 33431

(Address of principal executive offices) (Zip Code)

(561) 962-2885

(Registrant’s telephone number, including area code)

6660 Audubon Trace West, West Palm Beach, FL 33412

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Compensatory Arrangements of Certain Officers

On January 19, 2010, Hawk Systems, Inc. (the “Company”) entered into as amendment (“Amendment”) to the employment agreement between the Company and Mr. Michael Diamant dated December 15, 2009 (“Agreement”), under which Mr. Diamant serves as the Company’s Chief Executive Officer.  The Amendment provides that Mr. Diamant is no longer entitled to receive the grant of 4,000,000 shares of the Company’s common stock, par value $.01 per share (“Common Stock”) on a post-reverse split basis. The Amendment modifies the terms of the Agreement to provide instead Mr. Diamant is entitled to receive on May 12, 2010 options to purchase 8,000,000 shares of Common Stock (calculated on a post-reverse split basis) at an exercise price equal to the closing bid price of the Common Stock on the date immediately preceding the date of the Agreement or $0.60 (on a post-reverse split basis). The option may be exercised for a term of five years and will be fully vested and non-cancellable at the time of the grant.

The description of the Amendment is qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report. The description of the Agreement is qualified in its entirety by the full text of the Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2009.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits. The following exhibit is furnished pursuant to Item 5.02:

10.1	Amendment No. 1 to the Employment Agreement by and between Hawk Systems, Inc. and Michael Diamant dated January 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hawk Systems, Inc.

Date: January 20, 2010	By:	/s/ DAVID CORIATY
David Coriaty, Designated Officer

EXHIBIT INDEX

10.1	Amendment No. 1 to the Employment Agreement by and between Hawk Systems, Inc. and Michael Diamant dated January 19, 2010.